Causey Demgen & Moore Inc.
                       1801 California Street - Suite 4650
                             Denver, CO 80202-2681





May 5, 2004



United States Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Arete Industries, Inc.
     Commission File No. 33-16820-D

Ladies and Gentlemen:

The undersigned Causey Demgen & Moore Inc. previously acted as independent accountants to audit the financial statements of Arete Industries, Inc. (the "Company"). We are no longer acting as independent accountants to the Company.

This letter will confirm that we have reviewed Item 4. Of the Company's Form 8-K dated May 5, 2004, captioned "CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT" and that we agree with the statements made therein as they relate to us.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.


Dated this 5th day of May, 2004.

Sincerely,


/s/ CAUSEY DEMGEN & MOORE INC.
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CAUSEY DEMGEN & MOORE INC.